As filed with the Securities and Exchange Commission on March 11, 2016
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

iPass Inc.
(Exact name of registrant as specified in its charter)

Delaware	93-1214598
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)
____________________
3800 Bridge Parkway
Redwood Shores, CA 94065
(650) 232-4100
(Address, including zip code, of Principal Executive Offices)
____________________
2003 Equity Incentive Plan
(Full title of the plans)
____________________
Gary Griffiths
President and Chief Executive Officer
iPass Inc.
3800 Bridge Parkway
Redwood Shores, CA 94065
(650) 232-4100
(Name, address, and telephone number, including area code, of agent for service)
____________________

Copies to:

Timothy J. Moore	Darin Vickery
Cooley LLP	Chief Financial Officer
3175 Hanover Street	iPass Inc.
Palo Alto, CA 94304-1130	3800 Bridge Parkway
(650) 843-5000	Redwood Shores, CA 94065
(650) 232-4100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	3,229,224	$1.03	$3,326,100.72	$334.94

(1)
Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the 2003 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)
Represents the average of the high and low prices of the Common Stock on March 9, 2016, as reported by NASDAQ, and is set forth solely for the purpose of calculating the filing fee pursuant to Rules 457(c) and 457(h) under the Act.

EXPLANATORY NOTE
This Registration Statement on Form S-8 registers the offer and sale of 3,229,224 shares of Common Stock of iPass Inc. (the “Company”) for issuance under the iPass Inc. 2003 Equity Incentive Plan (the “EIP”). This represents an increase in the number of shares of common stock of the Company reserved for issuance under the EIP pursuant to the evergreen provision contained therein. The contents of the prior Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on July 24, 2003 (File No. 333-107315), August 17, 2004 (File No. 333-118295), December 1, 2005 (File No. 333-130064), March 25, 2010 (File No. 333-165683), March 3, 2011 (File No. 333-172603), March 7, 2012 (File No. 333-179972), March 15, 2013 (File No. 333-187312), March 11, 2014 (File No.333-194487), and March 13, 2015 (File No. 333-202755), relating to the EIP, are incorporated herein by reference.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by the Company with the Commission are incorporated by reference into this Registration Statement:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as filed on March 11, 2016 (the “2015 Form 10-K”).

2.
All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the 2015 Form 10-K; and

3.
The description of the Company’s Common Stock contained in the Company’s registration statement on Form 8-A filed with the Commission on July 1, 2003, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post‑effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.
Item 8. Exhibits.

Exhibit No.	Description of Document
4.1	Amended and Restated Certificate of Incorporation.(1)
4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation.(2)
4.3	Certificate of Change to Certificate of Incorporation. (3)
4.4	Amended and Restated Bylaws.(4)
4.5	Specimen stock certificate.(5)
5.1	Opinion of Cooley LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Independent Registered Public Accounting Firm.
23.3	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1	Power of Attorney is contained on the signature pages.
99.1	2003 Equity Incentive Plan (6)

(1)	Filed as Exhibit 3.1 to our Quarterly Report on Form 10-Q (SEC File No. 000-50327), as amended, filed with the Commission on November 13, 2003, and incorporated by reference herein.

(2)	Filed as Exhibit 3.2 to our Quarterly Report on Form 10-Q (SEC File No. 000-50327), as amended, filed with the Commission on August 7, 2009, and incorporated by reference herein.

(3)	Filed as Exhibit 3.1 to our Current Report on Form 8-K (SEC File No. 000-50327), filed with the Commission on February 3, 2010, and incorporated by reference herein.

(4)	Filed as Exhibit 3.4 to Form 10-Q (SEC File No. 000-50327), filed with the Commission on November 7, 2013, and incorporated by reference herein.

(5)
Filed as the like-described Exhibit to our Registration Statement on Form S-1 (SEC File No. 333-102715), as amended, filed with the Commission on January 24, 2003, and incorporated by reference herein.

(6)	Filed as an appendix to our Definitive Proxy Statement (SEC File No. 000- 50327), filed with the Commission on July 14, 2009, and incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood Shores, State of California, on March 11, 2016.
iPass Inc.
/s/ Gary A. Griffiths_________________________
By: Gary A. Griffiths
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary Griffiths and Darin Vickery, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ GARY A. GRIFFITHS Gary A. Griffiths	President, Chief Executive Officer and Director (Principal Executive Officer)	March 11, 2016

/S/ DARIN R. VICKERY Darin R. Vickery	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 11, 2016

/S/ DAMIEN J. PARK Damien J. Park	Chairman and Director	March 11, 2016

/S/ Michael M. Chang	Director

/S/ RICHARD A. KARP Richard A. Karp	Director	March 11, 2016

/S/ BRENT S. MORRISON Brent S. Morrison	Director	March 11, 2016

/S/ DAVID PANOS David Panos	Director	March 11, 2016

/S/ MICHAEL J. TEDESCO Michael J. Tedesco	Director	March 11, 2016

EXHIBIT INDEX

Exhibit No.	Description of Document
4.1	Amended and Restated Certificate of Incorporation.(1)
4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation.(2)
4.3	Certificate of Change to Certificate of Incorporation. (3)
4.4	Amended and Restated Bylaws.(4)
4.5	Specimen stock certificate.(5)
5.1	Opinion of Cooley LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Independent Registered Public Accounting Firm.
23.3	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1	Power of Attorney is contained on the signature pages.
99.1	2003 Equity Incentive Plan (6)

(1)	Filed as Exhibit 3.1 to our Quarterly Report on Form 10-Q (SEC File No. 000-50327), as amended, filed with the Commission on November 13, 2003, and incorporated by reference herein.

(2)	Filed as Exhibit 3.2 to our Quarterly Report on Form 10-Q (SEC File No. 000-50327), as amended, filed with the Commission on August 7, 2009, and incorporated by reference herein.

(3)	Filed as Exhibit 3.1 to our Current Report on Form 8-K (SEC File No. 000-50327), filed with the Commission on February 3, 2010, and incorporated by reference herein.

(4)	Filed as Exhibit 3.4 to Form 10-Q (SEC File No. 000-50327), filed with the Commission on November 7, 2013, and incorporated by reference herein.

(5)
Filed as the like-described Exhibit to our Registration Statement on Form S-1 (SEC File No. 333-102715), as amended, filed with the Commission on January 24, 2003, and incorporated by reference herein.

(6)	Filed as an appendix to our Definitive Proxy Statement (SEC File No. 000- 50327), filed with the Commission on July 14, 2009, and incorporated herein by reference.